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                                                                     EXHIBIT (k)


           ADMINISTRATION, ACCOUNTING AND INVESTOR SERVICES AGREEMENT

         THIS AGREEMENT is made as of _____________, 2000 by and between The Oxbow Fund, LLC, a New Jersey limited liability company (the "Fund"), and C.J.M. Asset Management, LLC, a New Jersey limited liability company ("CJM Asset Management").

                              W I T N E S S E T H :

         WHEREAS, the Fund is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund wishes to retain CJM Asset Management to provide certain administration, accounting and investor services provided for herein, and CJM Asset Management wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1.   DEFINITIONS. AS USED IN THIS AGREEMENT:

              (a) "1933 ACT" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

              (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

              (c) "1940 ACT" means the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder.

              (d) "AUTHORIZED PERSON" means any person duly authorized by the Fund's Board to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto or any amendment thereto as may be received by CJM Asset Management from time to time. An Authorized Person's scope of authority may be limited to the extent set forth in the Authorized Persons Appendix.

              (e) "BOARD" and "MEMBERS" shall have the same meanings as set forth in the Fund's operating agreement (the "Operating Agreement").

              (f) "INVESTMENT MANAGER" means C.J.M. Asset Management, LLC.

              (g) "ORAL INSTRUCTIONS" mean oral instructions received by CJM Asset Management from an Authorized Person or from a person reasonably believed by CJM Asset Management to be an Authorized Person.

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              (h) "SEC" means the Securities and Exchange Commission.

              (i) "SECURITIES LAWS" means the 1933 Act, the 1934 Act and the 1940 Act.

              (j) "WRITTEN INSTRUCTIONS" mean written instructions received by CJM Asset Management and signed by an Authorized Person or a person reasonably believed by CJM Asset Management to be an Authorized Person. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. APPOINTMENT. The Fund hereby appoints CJM Asset Management to provide administration, accounting and investor services to the Fund, in accordance with the terms set forth in this Agreement. CJM Asset Management accepts such appointment and agrees to furnish such services.

         3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide CJM Asset Management with the following:

              (a) certified or authenticated copies of the resolutions of the Board, approving the appointment of CJM Asset Management or its affiliates to provide the services described herein and approving this Agreement;

              (b) a copy of the Fund's most recent effective registration statement on Form N-2 under the 1940 Act, as filed with the SEC;

              (c) a copy of the Operating Agreement;

              (d) a copy of any distribution agreement with respect to the Fund; and

              (e) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

         4. COMPLIANCE WITH RULES AND REGULATIONS. CJM Asset Management undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by CJM Asset Management hereunder. Except as specifically set forth herein, CJM Asset Management assumes no responsibility for such compliance by the Fund or any other party.

         5.   INSTRUCTIONS.

              (a) Unless otherwise provided in this Agreement, CJM Asset Management shall act only upon Oral Instructions and Written Instructions.

              (b) CJM Asset Management shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by CJM Asset Management to be an Authorized Person) pursuant to this Agreement. CJM Asset Management may assume that any Oral Instruction or Written

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Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Board or the Members, unless and until CJM Asset Management receives Written Instructions to the contrary.

              (c) The Fund agrees to use its best efforts to forward to CJM Asset Management Written Instructions confirming Oral Instructions and shall endeavor to ensure that CJM Asset Management receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by CJM Asset Management shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, CJM Asset Management shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that CJM Asset Management's actions comply with the other provisions of this Agreement.

         6.   RIGHT TO RECEIVE ADVICE.

              (a) Advice of the Fund. If CJM Asset Management is in doubt as to any action it should or should not take, CJM Asset Management may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

              (b) Advice of Counsel. If CJM Asset Management shall be in doubt as to any question of law pertaining to any action it should or should not take, CJM Asset Management may request advice at its own cost from such counsel of its own choosing (who may, without limitation, be counsel for the Fund, or CJM Asset Management, at the option of CJM Asset Management), provided that such counsel is selected with reasonable care.

              (c) Conflicting Advice. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions CJM Asset Management receives from the Fund, and the advice CJM Asset Management receives from counsel selected with reasonable care, CJM Asset Management may rely upon and follow the advice of such counsel. CJM Asset Management shall promptly inform the Fund of such conflict. If CJM Asset Management relies on the advice of counsel, CJM Asset Management will remain liable for any action or omission on the part of CJM Asset Management which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by CJM Asset Management of any duties, obligations or responsibilities set forth in this Agreement.

              (d) Protection of CJM Asset Management. CJM Asset Management shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel selected with reasonable care and which CJM Asset Management believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon CJM Asset Management (i) to seek such directions, advice or Oral Instructions or Written Instructions, or
(ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of

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other provisions of this Agreement, the same is a condition of CJM Asset
Management's properly taking or not taking such action. Nothing in this subsection shall excuse CJM Asset Management when an action or omission on the part of CJM Asset Management constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by CJM Asset Management of any duties, obligations or responsibilities set forth in this Agreement.

         7.   RECORDS; VISITS.

              (a) The books and records pertaining to the Fund, which are in the possession or under the control of CJM Asset Management, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during CJM Asset Management's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by CJM Asset Management to the Fund or to an Authorized Person, at the Fund's expense.

              (b) CJM Asset Management shall keep the following records: (i) all books and records with respect to the Fund's books of account; (ii) records of the Fund's securities transactions; and (iii) all other books and records as the Fund is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services of CJM Asset Management provided hereunder.

              (c) Upon termination of this Agreement, CJM Asset Management in accordance with the Fund's reasonable request, shall, in accordance with Written Instructions, deliver a copy of the books and records pertaining to the Fund, which are in the possession or under control of CJM Asset Management, to the Fund or any other person designated by the Fund.

         8. CONFIDENTIALITY. CJM Asset Management agrees to keep confidential all records of the Fund and information relating to the Fund and its Members, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should CJM Asset Management be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), CJM Asset Management shall not be required to seek the Fund's consent prior to disclosing such information.

         9. LIAISON WITH ACCOUNTANTS. CJM Asset Management shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules as the Fund or such accountants may reasonably request. CJM Asset Management shall take all reasonable action in the performance of its duties under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

         10. DISASTER RECOVERY. CJM Asset Management shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions

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for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, CJM Asset Management shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. CJM Asset Management shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by CJM Asset Management's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

         11. COMPENSATION. As compensation for services rendered by CJM Asset Management during the term of this Agreement, the Fund will pay to CJM Asset Management an annual fee equal to .25% of total Member "adjusted capital contributions". For purposes of this Agreement, "adjusted capital contributions" shall mean, as of any day, the Members' aggregate initial capital contributions rendered by the amount of cash and the Carrying Value (as such term is defined in the Operating Agreement) of any property of the Fund distributed to the Members pursuant to Section 5.4(a) of the Operating Agreement.

         12.  INDEMNIFICATION.

              (a) The Fund agrees to indemnify and hold harmless CJM Asset Management and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and Blue Sky laws, and amendments thereto), and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses") arising directly or indirectly from any action which CJM Asset Management takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither CJM Asset Management, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of CJM Asset Management's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

              (b) Notwithstanding anything in this Agreement to the contrary, the Fund shall not be liable to CJM Asset Management or its affiliates for any consequential, special or indirect losses or damages which CJM Asset Management or its affiliates may incur or suffer, whether or not the likelihood of such losses or damages was known by the Fund.

         13.  RESPONSIBILITY OF CJM ASSET MANAGEMENT.

              (a) CJM Asset Management shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by CJM Asset Management in writing. CJM Asset Management shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. CJM Asset Management agrees to indemnify and hold harmless the Fund from Losses arising out of CJM Asset Management's failure to perform its duties under this Agreement to the extent such damages arise out of CJM Asset Management's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

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              (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) CJM Asset Management shall not be liable for losses beyond its control, provided that CJM Asset Management has acted in accordance with the standard of care set forth above; and (ii) CJM Asset Management shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which CJM Asset Management reasonably believes to be genuine; or (B) subject to
Section 10 of this Agreement, delays or errors or loss of data occurring by reason of circumstances beyond CJM Asset Management's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

              (c) Notwithstanding anything in this Agreement to the contrary, neither CJM Asset Management nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of CJM Asset Management's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by CJM Asset Management or its affiliates.

         14. DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS. CJM Asset Management will perform accounting services for the Fund, including, but not limited to, the following:

                       (i) Journalize investment, capital and income and expense activities;

                       (ii) Maintain individual ledgers for investment securities;

                       (iii)  Maintain historical tax lots for each security;

                       (iv) Record and reconcile corporate action activity and all other capital changes with the Investment Manager;

                       (v) Reconcile cash and investment balances of the Fund, and provide the Investment Manager with the beginning cash balance available for investment purposes;

                       (vi) Calculate contractual expenses (e.g. advisory fees) in accordance with the Fund's Prospectus;

                       (vii) Maintain expense budget for the Fund and notify an officer of the Fund of any proposed adjustments;

                       (viii) Control all disbursements and authorize such
                              disbursements from the Fund's account upon Written Instructions;

                       (ix)   Calculate capital gains and losses;

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                       (x)    Determine net income;

                       (xi)   Compute net asset values monthly;

                       (xii) Research and recommend portfolio accounting tax treatment for unique security types; and

                       (xiii) As appropriate, compute yields, total return,
                              expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity in accordance with applicable regulations.

         15. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS. CJM Asset Management will perform administration services for the Fund, including, but not limited to, the following:

                       (i)    Prepare monthly security transaction listings;

                       (ii) Supply various Fund statistical data as requested on an ongoing basis;

                       (iii) Provide to the extent contained in accounting records materials required for board reporting as may be requested from time to time;

                       (iv) Prepare for execution and file the Fund's Federal Form 1065 and state tax returns;

                       (v) Prepare and file the Fund's Annual and Semi-Annual Reports with the SEC on Form N-SAR via EDGAR;

                       (vi) Prepare and coordinate the services of the Fund's printer for the printing of and filing with the SEC via EDGAR the Fund's annual and semi-annual shareholder reports;

                       (vii) Assist in the preparation of registration statements;

                       (viii) Transmit or otherwise send, to the extent
                              practicable and feasible, requested detailed information related to the Members, including admission details, income, capital gains and losses, and performance detail;

                       (ix) Mail Fund offering materials to prospective investors; and

                       (x) Mail quarterly reports of the Investment Manager and Semi-Annual Financial Statements to investors as well as any other necessary correspondence.

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         16.  DESCRIPTION OF INVESTOR SERVICES ON A CONTINUOUS BASIS.  CJM Asset
Management will perform certain investor services, including, but not limited to, the following functions:

                       (i) Maintain the register of Members and enter on such register all issues, transfers and repurchases of interests in the Fund;

                       (ii) Allocate income, expenses, gains and losses to individual Members' capital accounts in accordance with applicable tax laws and with the Fund's Prospectus and Operating Agreement;

                       (iii) Calculate the Incentive Fee in accordance with the Fund's Prospectus and the Investment Advisory Agreement; and

                       (iv) Prepare and mail annually to Members a Form K-1 in accordance with applicable tax regulations.

         17. DURATION AND TERMINATION. This Agreement shall be effective on the date first above written and shall continue in effect for an initial period of two years. Thereafter, this Agreement, unless terminated, shall continue automatically for successive terms of one (1) year. Notwithstanding the foregoing, this Agreement may be terminated by either party upon 60 days' prior written notice to the other party.

         NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed
(a) if to CJM Asset Management, at 223 Wanaque Avenue, Pompton Lakes, N.J. 07442; (b) if to the Fund, at c/o C.J.M. Planning Corp., 223 Wanaque Avenue, Pompton Lakes, N.J. 07442; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

         18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         19. DELEGATION; ASSIGNMENT. CJM Asset Management may assign its rights and delegate its duties hereunder to any affiliate (as defined in the 1940 Act) of or any majority-owned direct or indirect subsidiary of C.J.M. Planning Corp., provided that (i) CJM Asset Management gives the Fund (60) days' prior written notice; (ii) the delegate (or assignee) agrees with CJM Asset Management and the Fund to comply with all relevant provisions of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the delegate (or assignee) hereunder; and (iii) CJM Asset Management and such delegate (or assignee) promptly provide such

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information as the Fund may request, and respond to such questions as the
Fund may ask, relative to the delegation (or assignment), including, without limitation, the capabilities of the delegate (or assignee).

         20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         22.  MISCELLANEOUS.

              (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

              (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

              (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in New Jersey and governed by New Jersey law, without regard to principles of conflicts of law, except to the extent Federal law mandatorily applies.

              (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

              (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

              (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            C.J.M. ASSET MANAGEMENT, LLC



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


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                                            THE OXBOW FUND, LLC



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:





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                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                           SIGNATURE
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